CHARTER COMMUNICATIONS OPERATING, LLC
6399 S. Fiddler's Green Circle
6th Floor
Greenwood Village, CO 80111

March 28, 2013

Synacor, Inc.
40 La Riviere Drive, Suite 300
Buffalo, NY 14202
Attention: Ron Frankel

Re: Amended and Restate Master Services Agreement dated April 1, 2010 (as amended, the "Agreement")

Ron:

This letter memorializes our agreement to extend the Initial Term of the Agreement described above to April 6, 2013. Except as modified by this letter, the Agreement will remain in full force and effect through such date, without modification. Capitalized terms used in this letter will have the meaning given to them in the Agreement.

Please execute this letter as and where indicated below to acknowledge your agreement to its terms.

Yours Very Truly,

CHARTER COMMUNCIATIONS OPERATING, LLC
By: Charter Communications, Inc., its manager

By: [signature]

Christopher A. Hill
VP Business Development

Acknowledged and agreed:

SYNACOR, INC.

By: [signature]
Name: Ronald Frankel
Title: CEO